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Sphere 3D and Cathedra Advance Proposed Combination to Establish Power-Optimized Digital Infrastructure Platform

Stamford, Connecticut, and Toronto, Ontario - May 7, 2026 - Sphere 3D Corp. (NASDAQ: ANY) ("Sphere 3D") and Cathedra Bitcoin Inc. ("Cathedra") today provided an update regarding their previously announced proposed business combination (the "Transaction"), which remains expected to close in the near term, pending the satisfaction of customary closing conditions and required approvals.

The proposed combination is intended to create a scaled digital infrastructure platform anchored in a central market reality: as demand for compute capacity continues to expand, access to scalable, efficiently managed power is becoming increasingly valuable. Management believes the combined company will be better positioned to capitalize on this dynamic through a modular, capital disciplined infrastructure model optimized for speed, flexibility, and disciplined deployment.

Upon closing, the combined company is expected to initially operate 53 megawatts (MW) of managed power capacity across five data centers in Iowa, Kentucky, and Tennessee, providing a scaled, multi-site operating footprint with embedded optionality for expansion and workload diversification.

The strategic rationale for the transaction is straightforward. Demand for compute-intensive infrastructure is rising across artificial intelligence, data processing, and other high-density workloads, while traditional infrastructure development remains constrained by long build cycles, high capital intensity, and limited flexibility once deployed. Against this backdrop, the combined company is expected to operate with a more adaptable architecture, including modular and containerized infrastructure that can be deployed and redeployed in response to power availability, market economics, and customer demand.

Management believes this architecture creates meaningful strategic advantages. The combined company is expected to benefit from improved infrastructure utilization, more efficient power optimization, and faster deployment timelines relative to traditional fixed site development models. These characteristics are increasingly relevant in an environment where energy availability, deployment speed, and capital efficiency are becoming central determinants of infrastructure value.

The proposed combination is also expected to expand Sphere 3D's ability to support a wider range of compute applications over time. In addition to legacy operations, the platform is being positioned to pursue higher value opportunities across high performance compute, AI infrastructure, and other advanced digital infrastructure workloads, leveraging existing power relationships and site capabilities to maximize asset productivity and drive long term returns on invested capital.

Importantly, the combined company is expected to enter this next phase with tangible forward visibility. Cathedra recently announced a new hosting agreement expected to utilize approximately 80% of the 15 MW capacity at its Shire site in Kentucky, representing roughly 25% of Cathedra's current hosting capacity, and establishing what management views as a stable, long term revenue stream. This development adds a meaningful layer of operating visibility as the transaction progresses toward closing.

Following closing, the combined company expects to focus on integration execution, asset optimization, power strategy refinement, and disciplined evaluation of workload opportunities to enhance asset productivity and improve revenue quality over time. The objective is not simply greater scale, but to establish a stronger strategic position within an infrastructure market increasingly defined by constrained power, rising compute intensity, and demand for more flexible deployment models.

"Digital infrastructure is increasingly being defined by access to power, deployment agility, and capital discipline," said Kurt Kalbfleisch, CEO. "We believe the proposed combination positions the company to compete more effectively in this environment by bringing together operating scale, infrastructure development expertise, and a flexible deployment model capable of supporting a broader range of high density compute opportunities over time."

Additional information regarding the expected closing date and other material developments related to the proposed transaction will be provided as appropriate.

About Sphere 3D Corp.

Sphere 3D Corp. (NASDAQ: ANY) is a Bitcoin miner, growing its digital asset mining operation through the capital-efficient procurement of next-generation mining equipment and partnering with data center operators. Sphere 3D is dedicated to increasing shareholder value. For more information about Sphere 3D, please visit Sphere3D.com.

About Cathedra Bitcoin Inc.

Cathedra Bitcoin Inc. develops and operates digital infrastructure assets across North America with the goal of maximizing its per-share bitcoin holdings. Cathedra hosts bitcoin mining clients across its portfolio of four data centers (45 megawatts total) in Tennessee and Kentucky. Cathedra also operates a fleet of proprietary bitcoin mining machines at its own and third-party data centers, producing approximately 400 PH/s of hash rate. Cathedra is headquartered in Vancouver and its shares trade on the TSX Venture Exchange under the symbol CBIT and in the OTC market under the symbol CBTTF. For more information about Cathedra, visit cathedra.com.

For Further Information, Please Contact:

Joel Block, CEO, Cathedra Bitcoin

ir@cathedra.com

Kurt Kalbfleisch, CEO, Sphere 3D

Investor.relations@sphere3d.com

Forward-Looking Statements

This news release contains certain "forward-looking information" and "forward-looking statements" within the meaning of applicable Canadian and United States securities laws that are based on expectations, estimates and projections as at the date of this news release. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. The information in this release about future plans and objectives of Cathedra and Sphere 3D, are forward-looking information. Other forward-looking information includes, but is not limited to, information concerning: the intentions and future actions of senior management, the intentions, plans and future actions of the Cathedra and Sphere 3D, as well as their ability to successfully mine digital currency; the timing and anticipated completion of the Transaction, and court and shareholder approvals for same; Cathedra's and Sphere 3D's expectation to hold shareholder meetings to approve various items related to the Transaction; revenue and capacity projections of the combined company; the expected composition of the board of directors and management of the combined company; timing of regulatory approvals for the Transaction; the expected benefits from the Transaction; the combination of Cathedra's business and Sphere 3D's business; the impact that the Transaction is expected to have on the business operations of the combined company including without limitation, the expected growth and capabilities of the combined company; the expected improved profitability and increased liquidity of the combined company, the expectation of synergies and efficiencies among the combined company, the construction and operation of expanded blockchain infrastructure as currently planned, the creation of long-term value for the shareholders of the combined company, the potential to accelerate growth; planned growth, vertical integration and expansion into high-performance compute and AI infrastructure; projected reductions in power costs; the anticipated assets, operations and balance sheet of the combined company following closing; expected operational, cost and procurement synergies; the delisting of Cathedra shares and continued NASDAQ listing of Sphere 3D shares; the preparation, filing and mailing of disclosure documents in connection with the Transaction; and the regulatory environment of cryptocurrency in applicable jurisdictions. Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "targets", "estimates", "believes", "contemplates", "predicts", "potential", "continue" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "should", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking information and are intended to identify forward-looking information.

This forward-looking information is based on reasonable assumptions and estimates of management of the parties at the time it was made, including, without limitation, assumptions that the parties will be able to obtain the requisite regulatory, court, shareholder and third party approvals and satisfy the other conditions to the consummation of the Transaction on the proposed schedule and terms and conditions set out in the definitive arrangement agreement, entered into on March 5, 2026 (the "Agreement"); that the Agreement will not be terminated prior to the closing the Transaction; that the Transaction will be completed in accordance with the terms and conditions of the Agreement and within the timeframe expected; that no material adverse changes will occur in the businesses, operations or financial condition of either party prior to closing; that no unanticipated events will occur that will delay or prevent the completion of the Transaction; the ability of the combined company to successfully integrate the businesses and realize anticipated synergies, cost savings and operational efficiencies; the accuracy of projected power costs, energy availability and hosting arrangements; the continued availability of low-cost and reliable power; the performance and deployment of mining equipment and infrastructure; the availability of growth capital on acceptable terms; the ability to execute expansion plans on schedule and within budget; market conditions for bitcoin mining and high-performance computing infrastructure; the price of bitcoin and other digital assets; network difficulty and hash rate conditions; regulatory and tax stability in applicable jurisdictions; general economic, financial and capital markets conditions; and that the parties will have access to the financial and other resources required to carry out their business plans as currently anticipated. The parties have also assumed that no significant events occur outside of their normal courses of business.

Additionally, these forward-looking statements may be affected by risks and uncertainties in the business of Cathedra and Sphere 3D and general market conditions. Investors are cautioned that forward-looking statements are not based on historical facts but instead reflect Cathedra and Sphere 3D's respective management's expectations, estimates or projections concerning future results or events based on the opinions, assumptions and estimates of management considered reasonable at the date the statements are made. Although Cathedra and Sphere 3D believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed thereon, as unknown or unpredictable factors could have material adverse effects on future results, performance or achievements of the combined company. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the ability to consummate the Transaction; the ability to obtain requisite regulatory, court, shareholder and third party approvals, the satisfaction of other conditions to the consummation of the Transaction on the proposed schedule, or at all and on the terms and conditions set out in the Agreement; the potential impact of the announcement or consummation of the Transaction on relationships, including with regulatory bodies, employees, customers and competitors; the anticipated timing of mailing disclosure documents regarding the Transaction; the risk that the either Sphere 3D or Cathedra may terminate the Agreement and either Sphere 3D or Cathedra is required to pay a termination fee to the other party; the ultimate timing, outcome and results of integrating the operations of Sphere 3D and Cathedra; the ultimate timing, outcome and results of integrating the operations of Sphere 3D and Cathedra; the effects of the business combination of Sphere 3D and Cathedra, including the combined company's future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; the risk of any litigation relating to the proposed Transaction; the risk of changes in governmental regulations or enforcement practices; changes in general economic, business and political conditions, including changes in the financial markets; changes in applicable laws and regulations both locally and in foreign jurisdictions; compliance with extensive government regulation and the costs associated with compliance; unanticipated costs; the risks and uncertainties associated with foreign markets; the diversion of management time on the Transaction; the volatility of bitcoin prices and other digital asset markets; changes in network difficulty, hash rate or mining economics; the availability, cost and reliability of power and energy infrastructure; the ability to secure additional power capacity or execute expansion projects on time and within budget; delays in delivery, installation or performance of mining equipment or other critical infrastructure; cybersecurity threats, technology failures or data center outages; counterparty risks relating to hosting clients, equipment suppliers or power providers; the availability and retention of key personnel; the ability to access debt or equity financing on acceptable terms; and risks related to competition in the bitcoin mining and high-performance computing industries. Additionally, the forward-looking statements contained herein may be affected by risks and uncertainties in the business of Cathedra and Sphere 3D and general market conditions.

Additional factors that could cause results to differ materially from those described above can be found in Sphere 3D's reports filed on Form 10-K, Form 10-Q and Form 8-K and in other filings made by Sphere 3D with the SEC from time to time and available at www.sec.gov and available on Sphere 3D's website at www. sphere3d.gcs-web.com under the "Financials" tab, and in Cathedra's management information circular dated April 7, 2026 available under the Cathedra's issuer profile on SEDAR+ at www.sedarplus.ca and in other documents Cathedra files on SEDAR+.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Cathedra nor Sphere 3D assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although Cathedra and Sphere 3D have attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended and such changes could be material. Readers should not place undue reliance on forward-looking information.